UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HC2 Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HC2 HOLDINGS ANNOUNCES DATE OF 2020 ANNUAL MEETING OF STOCKHOLDERS AND ADDITIONAL BOARD NOMINEES

Adding new independent nominees—Shelly C. Lombard and Jeffrey M. Tuder—to the Company’s slate of director nominees

As previously announced, if the Company’s slate of director nominees is elected, independent director nominee—Avram A. “Avie” Glazer—will serve as Chairman of the Board

Board agreed to reduce its cash compensation by 25% for Non-Employee Directors, effective April 28, 2020

NEW YORK, May 4, 2020 (GLOBE NEWSWIRE)—HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, today announced that the Company’s 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) will be held on Wednesday, July 8, 2020, at a time and place to be subsequently determined. Stockholders of record of HC2’s common and preferred stock, in each case, outstanding and entitled to vote as of the close of business on May 22, 2020 will be entitled to vote at the 2020 Annual Meeting and any continuations, adjournments or postponements thereof.

In addition, the Company announced today that the Company’s slate of director nominees for the 2020 Annual Meeting will include two additional new independent nominees—Shelly C. Lombard and Jeffrey M. Tuder—as part of the Board’s ongoing refreshment efforts and commitment to incorporating stockholder feedback and to enhancing value for all stockholders. As previously announced, the Company’s slate of director nominees will also include Avram A. “Avie” Glazer, who will be appointed Chairman of the Board if the Company’s slate of director nominees is elected at the 2020 Annual Meeting.

The addition of Ms. Lombard and Mr. Tuder to the Company’s director nominees was the result of constructive engagement with significant stockholder, JDS1, LLC, and reflects the Board’s commitment to enhancing the Board’s diversity and independence, and demonstrates the Board’s commitment to stockholder engagement and improved corporate governance, including with respect to Board refreshment.

“We are extremely pleased to nominate Ms. Lombard and Mr. Tuder to the Board, in addition to Mr. Glazer,” said Warren Gfeller, interim Chairman of the Board. "The addition of Ms. Lombard and Mr. Tuder will enhance the Board’s collective skillset, diversity and experience necessary to oversee a diversified holding company like HC2.”

Additional biographical information on HC2’s director nominees will be included in HC2’s preliminary proxy statement, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the 2020 Annual Meeting. The Company expects to file its preliminary proxy statement with the SEC and announce its full slate of directors in the coming weeks.

The Board’s commitment to enhancing stockholder value and effectively managing overhead costs is evidenced by its voluntary decision to reduce the fees paid to each director. Cash compensation for Non-Employee Directors has been reduced by 25%, effective on April 28, 2020, and total compensation to the Board in 2020 will not exceed the aggregate compensation paid to the Board in 2019. All members of the Company’s slate of director nominees, including the current directors on the Board, have unanimously agreed to such reduced director compensation. The decision to reduce the fees paid to the Board follows the previously announced commitment by director and Chief Executive Officer, Phil Falcone, to voluntarily forgo any potential bonus payments in respect of 2020 performance or any future year performance until HC2’s stock price reaches an average trading price of at least $7.50 per share over a 30 trading day period.

Whether or not stockholders plan to attend the 2020 Annual Meeting, HC2 urges stockholders to vote and submit their WHITE proxy card (when available) in advance of the 2020 Annual Meeting, in accordance with the methods to be described in the Company’s proxy materials.

While the Company’s annual meeting has traditionally been held during the month of June each year, the 2020 Annual Meeting will be held on July 8, 2020, in order to allow time for the completion of the distracting and costly consent solicitation being run by Percy Rockdale LLC and certain of its affiliates, which is not expected to be completed until May 12, 2020.

Nominee Biographies

Shelly C. Lombard is currently an independent consultant. From 2011 to 2014, she was the Director of High Yield and Distressed Research for Britton Hill Capital, a broker dealer specializing in high yield bank debt and bonds and value equities. From 2003 to 2010, Ms. Lombard was a high yield bond analyst covering the automotive industry at Gimme Credit, a subscription bond research firm. From 1992 to 2001, she analyzed, managed, and was involved in the restructurings of proprietary investments for ING, Chase Manhattan Bank, Barclays Bank, and Credit Lyonnais. Ms. Lombard began her career at Citibank in the leveraged buyout group. As an independent financial analyst and financial trainer, she reviews investment ideas, provides training programs for new hires at Wall Street banks, and teaches executive education courses in corporate finance, financial analysis, and the financial markets at Columbia University, the Wharton School of Business, and Moody’s. Ms. Lombard has an M.B.A. in finance from Columbia University.

Jeffrey M. Tuder is the founder of Tremson Capital Management, LLC. Mr. Tuder is currently a director of Inseego Corp. (NASDAQ: INSG), where he serves as Chairman of the Audit and Compensation Committees, and SeaChange International, Inc. (NASDAQ: SEAC), where he is Vice Chairman and Chairman of the Audit Committee. Previously, Mr. Tuder served as a Director of MRV Communications (NASDAQ: MRVC), where he served as Chairman of the Audit Committee prior to its sale to ADVA Optical Networking. Mr. Tuder occupied investment roles at a number of investment firms, including Fortress Investment Group, LLC, Nassau Capital, LLC (Princeton University’s endowment), KSA Capital, JHL Capital Group, CapitalSource Finance, and ABS Capital Partners (Alex. Brown & Sons). Mr. Tuder has served on the board of directors and advisory boards of numerous privately-held companies. He received a B.A. in English Literature from Yale College.

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. The forward-looking statements in this communication include, without limitation, any statements regarding our expectations regarding building stockholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2’s remaining corporate debt, any statements regarding HC2’s expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2’s leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2’s Broadcasting and Energy businesses and unlocking value at HC2’s Life Sciences segment. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the SEC, including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and its subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2’s common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Additional Information and Where to Find It

HC2 plans to file a proxy statement (the “2020 Proxy Statement”), together with a WHITE proxy card, with the SEC, in connection with the solicitation of proxies for the 2020 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2020 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HC2 FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2020 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by HC2 with the SEC in connection with the 2020 Annual Meeting at the SEC’s website (http://www.sec.gov), at HC2’s website (http://ir.hc2.com) or by contacting Okapi Partners LLC by phone at (877) 629-6355, by email at info@okapipartners.com or by mail at 1212 Avenue of the Americas, 24th Floor, New York, New York 10036.

Participants in the Solicitation

HC2, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies and consent revocation cards from stockholders in connection with the 2020 Annual Meeting. Additional information regarding the identity of these potential participants, none of whom (other than Philip A. Falcone, HC2’s President and Chief Executive Officer) owns in excess of one percent (1%) of HC2’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2020 Proxy Statement and other materials to be filed with the SEC in connection with the 2020 Annual Meeting. Information relating to the foregoing can also be found in HC2’s Amendment No. 1 on Form 10-K (the “Form 10-K/A”), filed with the SEC on April 29, 2020. To the extent holdings of HC2’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the Form 10-K/A, such information has been or will be reflected on Statements of Ownership and Change in Ownership on Forms 3 and 4 filed with the SEC.

Contact:

Investor Relations

Garrett Edson

ir@hc2.com

(212) 235-2691